EXHIBIT 99.1 - Press release

For Immediate Release                Contacts
April 12, 2007                       Brian T. Beckwith, President & CEO
                                     Michael L. DeMarco, Chief Financial Officer
                                     (201) 712-0090

Peoples Educational Holdings, Inc. Fiscal Third Quarter Results

Saddle Brook, New Jersey, April 12, 2007 - Peoples Educational Holdings, Inc. (Nasdaq: PEDH), a leading provider of supplemental educational material for the K-12 school market, today announced financial results for its third quarter ended February 28, 2007. Peoples reported revenue of $5.9 million, down 1% from the same period in the prior year. Revenue from the Test Preparation, Assessment and Instruction product group was $5.1 million for the quarter, compared to $5.2 million over the same period in the prior year. College Preparation revenue for the quarter was $0.8 million, constant with the prior year. Net loss for the quarter was $1.0 million or ($0.23) per share compared to a net loss of $3.7 million or ($0.83) per share for the same period a year ago.

Revenue for the nine-month period ended February 28, 2007 was $29.5 million compared to $29.3 million for the same period in the prior year. Revenue from the Test Preparation, Assessment and Instruction product group was $18.8 million for the period, compared to $19.0 million over the same period in the prior year. College Preparation revenue was $10.7 million, compared to $10.3 million in the prior year. Net loss for the nine-month period was $307,000 or ($0.07) per share compared to a loss of $2.5 million or ($0.58) per share for the same period in the prior year.

Financial Highlights:

     - Reduced year-to-date direct costs as a percentage of revenue from 45% in fiscal 2006 to 43% in fiscal 2007

     - Increased free cash flow (defined as cash from operations less capital expenditures) by $3.7 million for the nine-months ended February 28, 2007 compared to the same period in the prior year. Reduced prepublication cost expenditures, which provided $3.1 million of increased free cash flow

     - Focused Instruction revenue for the nine-month period increased 28% over the prior year. Launched newest Focused Instruction product, Keep on Reading-Science, into nine states

     - Administrative expenses for the nine-month period decreased from $3.8 million to $3.6 million


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Business Outlook

Brian T. Beckwith, President and CEO, commented," While the K-12 instructional materials market has been challenging over the past several months, Peoples Education has continued to gain market share by outperforming the market.
The market appears to be improving, and we are encouraged by our March revenue, which was up approximately 25% over March 2006.

"Our newly launched products continue to be well received. We are particularly pleased that our flagship Measuring Up(R) program was top-ranked by the California Department of Education in the recent $5.5 million adoption opportunity for intervention materials for the high school exit exam."

"We expect our fiscal fourth quarter revenue to grow more than 10% year-over-year, and we expect to be profitable for the quarter. However, in light of our year-to-date performance, we are revising our full-year revenue and earnings guidance to revenue of between $37 million and $40 million and primary earnings per share of between ($0.02) and $0.04 per share. Our guidance recognizes that the timing of the anticipated revenue from the California adoption at this time is uncertain and could shift from the 4th quarter of fiscal 2007 into early fiscal 2008."

"Looking ahead to fiscal 2008, our fundamental business model has been improved through the reengineering process, and we expect to generate significant profits in fiscal year 2008 as the K-12 instructional materials market stabilizes."


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                PEOPLES EDUCATIONAL HOLDINGS, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS

                                                                         (UNAUDITED)        (AUDITED)
                                                                      February 28, 2007   May 31, 2006
                                                                      -----------------   ------------
ASSETS
Current Assets
Cash and Cash Equivalents                                                $   186,910      $   749,792
Accounts Receivable Net of Allowances for Doubtful Accounts and
   Returns                                                                 2,138,773        3,351,428
Inventory                                                                  6,881,228        4,737,427
Prepaid Expenses and Other                                                   551,676          315,080
Income Taxes Receivable                                                           --          660,713
Deferred Income Taxes                                                        655,000          746,955
                                                                         -----------      -----------
      Total Current Assets                                                10,413,587       10,561,395
Equipment - At Cost, Less Accumulated Depreciation
of $1,620,000 and $1,375,000, respectively                                   744,645          829,456
                                                                         -----------      -----------
Other Assets
Deferred Prepublication Costs, Net                                        17,540,145       16,605,686
Deferred Income Taxes                                                      1,307,000        1,054,965
Trademarks, Net                                                              135,465          126,006
Deposits and Other                                                           376,554          165,017
                                                                         -----------      -----------
      Total Other Assets                                                  19,359,164       17,951,674
                                                                         -----------      -----------
Total Assets                                                             $30,517,396      $29,342,525
                                                                         ===========      ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Current Maturities of Long Term Obligations                              $   186,622      $ 2,487,086
Accounts Payable                                                           7,830,800        7,808,965
Accrued Compensation                                                         313,537          645,705
Short Term Bank Loan                                                              --        1,000,000
Other Accrued Expenses                                                       305,944          287,448
Deferred Revenue                                                             372,324          257,439
                                                                         -----------      -----------
      Total Current Liabilities                                            9,009,227       12,486,643
Long Term Obligations, Less Current Maturities                            14,357,541        9,420,076
                                                                         -----------      -----------
Total Liabilities                                                         23,366,768       21,906,719
                                                                         -----------      -----------
Commitments and Contingencies
Stockholders' Equity
Common Stock, $0.02 par value; authorized 8,500,000 shares;
Issued, 4,441,173 shares, as to both periods                                  88,823           88,823
Additional Paid In Capital                                                 7,864,217        7,786,885
Retained Earnings (Accumulated Deficit)                                     (738,554)        (431,992)
Less Treasury stock, 16,232 shares and 1,650, respectively, at cost          (63,858)          (7,910)
                                                                         -----------      -----------
Total Stockholders' Equity                                                 7,150,628        7,435,806
                                                                         -----------      -----------
Total Liabilities and Stockholders' Equity                               $30,517,396      $29,342,525
                                                                         ===========      ===========


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

                PEOPLES EDUCATIONAL HOLDINGS, INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                           Three Months Ended          Nine Months Ended
                                                              February 28                 February 28
                                                       -------------------------   -------------------------
                                                           2007          2006          2007          2006
                                                       -----------   -----------   -----------   -----------
Revenue                                                $ 5,934,072   $ 6,012,886   $29,519,879   $29,337,093
Cost of Revenue
   Direct Costs                                          1,994,499     2,228,046    12,560,769    13,046,793
   Prepublication Cost Amortization                      1,497,652     1,842,162     4,389,688     4,271,812
   Product Line Restructuring Cost                              --     3,930,980            --     3,930,980
                                                       -----------   -----------   -----------   -----------
   Total                                                 3,492,151     8,001,188    16,950,457    21,249,585
Gross Profit (Loss)                                      2,441,921    (1,988,302)   12,569,422     8,087,508
Selling, General and Administrative Expenses             3,852,712     3,602,881    12,223,834    11,589,123
                                                       -----------   -----------   -----------   -----------
Income (Loss) from Operations                           (1,410,791)   (5,591,183)      345,588    (3,501,615)
Other Expenses, Net                                          2,536        55,200        22,236        58,513
Interest Expense                                           211,652       158,245       781,259       402,764
                                                       -----------   -----------   -----------   -----------
Net Loss Before Income Taxes                            (1,624,979)   (5,804,628)     (457,907)   (3,962,892)
Income Tax Benefit                                        (618,000)   (2,153,415)     (151,345)   (1,416,415)
                                                       -----------   -----------   -----------   -----------
Net Loss                                               $(1,006,979)  $(3,651,213)  $  (306,562)  $(2,546,477)
                                                       ===========   ===========   ===========   ===========
Net Loss per Common Share
   Basic                                               $     (0.23)  $     (0.83)  $     (0.07)  $     (0.58)
   Diluted                                             $     (0.23)  $     (0.83)  $     (0.07)  $     (0.58)
Weighted-average Number of Common Shares Outstanding
   Basic                                                 4,424,941     4,418,031     4,430,575     4,386,309
   Diluted                                               4,424,941     4,418,031     4,430,575     4,386,309
                                                       ===========   ===========   ===========   ===========


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

                PEOPLES EDUCATIONAL HOLDINGS, INC. AND SUBSIDIARY
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                                     Nine Months Ended
                                                                                        February 28,
                                                                                 -------------------------
                                                                                     2007          2006
                                                                                 -----------   -----------
Cash Flows From Operating Activities
Net Loss                                                                         $  (306,562)  $(2,546,477)
Adjustments to Reconcile Net Loss to Net Cash Provided by Operating Activities
   Depreciation                                                                      244,310       248,066
   Amortization of Prepublication Costs and Intangible Assets                      4,406,576     4,273,947
   Product Line Restructuring Costs                                                       --     3,930,980
   Deferred Income Taxes                                                            (160,080)   (1,308,000)
   Stock-Based Compensation                                                           77,332        26,336
Changes in Assets and Liabilities
   Accounts Receivable                                                             1,212,655     1,473,212
   Inventory                                                                      (2,143,801)   (1,937,593)
   Prepaid Expense and Other                                                        (236,596)     (412,439)
   Deposits and Other                                                               (211,537)       (8,693)
   Accounts Payable and Accrued Expenses                                            (298,586)   (1,794,598)
   Deferred Revenue                                                                  114,885       210,107
   Income Taxes Payable or Refundable                                                667,462       539,380
                                                                                 -----------   -----------
      Net Cash Provided by Operating Activities                                    3,366,058     2,694,228
                                                                                 -----------   -----------
Cash Flows From Investing Activities
   Purchases of Equipment                                                           (159,499)     (172,007)
   Expenditures for Intangibles                                                      (26,347)      (35,702)
   Expenditures for Prepublication Costs                                          (5,324,147)   (8,377,178)
                                                                                 -----------   -----------
      Net Cash Used in Investing Activities                                       (5,509,993)   (8,584,887)
                                                                                 -----------   -----------
Cash Flows From Financing Activities
   Net Borrowings Under Line of Credit                                            (2,164,089)    3,245,643
   Net Proceeds from the Sale of Common Stock                                             --     2,877,095
   Purchase of Treasury Stock                                                        (55,948)       (5,984)
   Proceeds from the Exercise of Stock Options                                            --        65,250
   Principal Payments on Short Term Bank Loan                                     (1,000,000)           --
   Net Borrowings on Long Term Debt                                                4,801,090      (272,802)
                                                                                 -----------   -----------
      Net Cash Provided by Financing Activities                                    1,581,053     5,909,202
                                                                                 -----------   -----------
      Net Increase (Decrease) in Cash and Cash Equivalents                          (562,882)       18,543
Cash and Cash Equivalents
   Beginning of Period                                                               749,792       963,227
                                                                                 -----------   -----------
   End of Period                                                                 $   186,910   $   981,770
                                                                                 ===========   ===========
Supplemental Cash Flow Information
   Cash Payments for:
      Interest                                                                   $   736,823   $   402,764
                                                                                 ===========   ===========


                                        8

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ABOUT PEOPLES EDUCATIONAL HOLDINGS, INC.

Peoples Educational Holdings, Inc. is a publisher and marketer of print and electronic educational materials for the K-12 school market. The Company focuses its efforts in two market areas:

Test Preparation, Assessment, and Instruction

     - Test Preparation and Assessment: The Company creates and sells state customized, print and electronic, test preparation and assessment materials that help teachers prepare students for success in school and for required state proficiency tests, grades 2-12.

     - Instruction: Grades 2-8 state customized, print worktext and print and web-based assessments that provide students in-depth instruction and practice in reading, language arts, and mathematics.

College Preparation

     - The Company distributes and publishes instructional materials that meet the academic standards high schools require for honors, college preparation, and Advanced Placement courses.

     - The Company is the exclusive high school distributor for two major college publishers.

The Company's proprietary products are supplemental in nature. They are predominately soft-cover, high gross profit margin titles that can be sold efficiently through the Company's direct sales force, as well as through catalogs, direct mail, telemarketing, and independent commission sales representatives. Distributed products are both basal and supplemental in nature.

This press release contains forward-looking statements regarding the Company and its markets as defined in section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve a number of risks and uncertainties, including (1) demand from major customers, (2) effects of competition, (3) changes in product or customer mix or revenues and in the level of operating expenses, (4) rapidly changing technologies and the Company's ability to respond thereto, (5) the impact of competitive products and pricing, (6) local and state levels of educational spending, (7) ability to retain qualified personnel, (8) ability to retain its distribution agreements in the College Preparation market,
(9) the sufficiency of the Company's copyright protection, and (10) ability to continue to rely on the services of a third party warehouse, and other factors as discussed in the Company's filings with the SEC. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. The Company undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this report. Readers are urged to carefully review and consider the various disclosures made by the Company in this press release and the reports the Company files with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect the Company's business and results of operations.

Peoples Education, Inc., Saddle Brook, NJ
Investor Contact: Michael L. DeMarco
Press Contact: Michael L. DeMarco
Phone: 201-712-0090
investorrelations@peoplesed.com


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